Contact:	610-337-1000	For Immediate Release:
	Brenda Blake, ext 3202 Robert W. Krick, ext. 3141	February 15, 2005

AmeriGas Reports Resignation of Martha B. Lindsay

Valley Forge, Pa., February 15 — AmeriGas Propane, Inc., general partner of AmeriGas Partners, L. P. (NYSE:APU), announced today that Martha B. Lindsay, vice president-finance and chief financial officer, will resign her position effective April 15, 2005 to pursue new business interests. Until a successor is named, Michael J. Cuzzolina will assume Lindsay’s duties at AmeriGas and will continue with his responsibilities as vice president of accounting and financial control of parent company UGI Corporation (NYSE:UGI).

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, “Martha has been a key player on the AmeriGas leadership team for many years, making significant contributions during her tenure. She will be greatly missed.”

AmeriGas Partners is the nation’s largest retail propane marketer. UGI Corporation (NYSE: UGI) through subsidiaries owns 46% of the partnership and individual unitholders own the remaining 54%.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com.

AP-03 ### 02/15/05